                                                                    EXHIBIT 10.2


                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 1, 1998, by and among Virata Limited, a corporation organized in the United Kingdom ("Virata"), Virata Acquisition Sub, Inc., a Delaware corporation ("Acquisition Sub"), RSA Communications, Inc., a Delaware corporation ("RSA Communications"), and Munther Qubain, an individual ("Stockholder").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Boards of Directors of Virata, Acquisition Sub and RSA Communications and Stockholder deem it to be desirable and in the best interests of such parties that RSA Communications merge with and into Acquisition Sub (the "Merger") in accordance with the terms and conditions set forth in this Agreement and the Delaware General Corporation Law (the "DGCL").

     WHEREAS, the Board of Directors of Virata, Acquisition Sub and RSA Communications and Stockholder have approved this Agreement and the transactions contemplated hereby.

     WHEREAS, the Merger is intended to qualify as a tax free reorganization under Sections 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code") and will be accounted for as a purchase.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing premises and of the respective representations, warranties and covenants contained herein, the parties hereto hereby agree as follows.

                                   ARTICLE I

                                   THE MERGER

     1.1 Merger and Effect. Subject to the terms and conditions set forth in this Agreement and the DGCL, at the Effective Time (as defined below), RSA Communications shall merge with and into Acquisition Sub, the separate corporate existence of RSA Communications shall cease and Acquisition Sub shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation (the "Surviving Corporation") of the Merger. The Merger Shall have the legal effect provided in Section 259(a) of the DGCL.

     1.2 Effective Time. The Merger shall become effective at the time of the filing (the "Effective Time") of the Certificate of Merger of RSA Communications into Acquisition Sub (the "Certificate of Merger"), substantially in the form attached hereto as Exhibit A, with the Delaware Secretary of State. Subject to
                   ---------
the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), RSA Communications and Acquisition Sub shall execute and file the Certificate of Merger with the Delaware Secretary of State.

     1.3 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of Acquisition Sub prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation following the Effective Time until amended in accordance with the provisions thereof and the DGCL. Acquisition Sub shall change its name to RSA Communications, Inc. promptly following the Effective Time.

     1.4 Directors and Officers. The directors of Acquisition Sub prior to the Effective Time shall be the directors of the Surviving Corporation following the Effective Time until their respective successors are duly elected by the stockholders in accordance with the provisions of the Bylaws of the Surviving Corporation and the DGCL. The officers of Acquisition Sub prior to the Effective Time shall resign effective as of the Effective Time and Stockholder shall become President, Andrew Vought shall become Secretary, and Carol Palmer shall become Assistant Secretary until their respective successors are duly elected in accordance with the provisions of the Bylaws of the Surviving Corporation and the DGCL.

     1.5 Consideration. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Stockholder or the employees of RSA Communications (the "RSA Employees"):

          (a) Conversion of RSA Shares into Cash and Virata Ordinary Shares.
All of the issued and outstanding shares (the "RSA Shares") of common stock (the "RSA Common Stock") of RSA Communications shall be canceled and converted into the right to receive: (i) $1,332,850 (of which, $250,000 shall be delivered to the Escrow Agent for application pursuant to the Escrow Agreement); (ii) 1,540,000 ordinary shares (the "Virata Ordinary Shares") of Virata; and (iii) 606,500 Series D Preference Shares (the "Series D Shares") of Virata;

          (b) Conversion of RSA Units into Cash and Virata Acquisition Options. All of the outstanding phantom stock units (the "RSA Units") of RSA Communications shall be canceled and converted into the right to receive: (i) $2,000,000 (less all withholdings for taxes and other governmental charges, of which, $250,000 of the balance shall be delivered to the Escrow Agent for application pursuant to the Escrow Agreement); and (ii) options to purchase 1,992,944 Virata Ordinary Shares (the "Virata Acquisition Options") under Acquisition Sub's 1998 Non-Qualified Stock Plan (the "Virata Plan") at an exercise price of $0.25 per share, and on substantially the other terms and conditions set forth in the form of Nonqualified Stock Option Agreement (the "Virata Nonqualified Stock Option Agreement") attached hereto as Exhibit B-1;
                                                                 -----------
such consideration shall be delivered to the holders of the RSA Units in respect of, and pro rata in accordance with their ownership of, the RSA Units; and

          (c) Escrow. Virata shall deliver the sum of $500,000, representing $250,000 of the merger consideration payable to Stockholder and $250,000 from the cash consideration for conversion of the RSA Units payable to the RSA Unit holders (the "Escrow Account"), to Greater Bay Trust Company, as escrow agent
                                  --------------------------
(the "Escrow Agent"), to be held in escrow in
accordance with the terms of this Agreement and that certain Escrow Agreement to be entered into among Virata, Acquisition Sub and Stockholder, individually and as representative of the holders of the RSA Units (the "Escrow Agreement"), substantially in the form attached hereto as Exhibit C.
                                             ---------

     1.6 Procedure. The consideration payable to Stockholder and the holders of the RSA Units pursuant to Section 1.5 above shall be paid upon surrender of the certificates evidencing the RSA Shares. Neither Stockholder nor any holder of the RSA Units shall be entitled to receive any fractional Virata Ordinary Share or any option to acquire a fractional Virata Ordinary Share, as the case may be, and, in lieu thereof, any fractional amount shall be paid in cash. All consideration paid upon surrender of such certificates shall be deemed to have been delivered in full satisfaction of all rights pertaining to the RSA Shares and the RSA Units. If, after the Effective Time, certificates representing any shares of capital stock of RSA Communications or any securities or rights convertible into or related to the capital stock of RSA Communications are presented for any reason, they will be canceled and null and void, and the holder thereof shall not be entitled to any consideration in respect thereof. Such shares of capital stock of RSA Communications, any phantom stock units of RSA Communications or any securities or rights convertible into or related to the capital stock of RSA Communications shall not be entitled to any consideration other than as provided in this Agreement.

     1.7 Virata Employment Options. Subject to the terms and conditions set forth in this Agreement, simultaneously with the Merger, Virata shall grant to Stockholder and to employees of RSA Communications selected by Virata after consultation with Stockholder prior to the Closing, options to purchase an aggregate of 1,220,000 Virata Ordinary Shares (the "Virata Employment Options") under Virata Corp.'s 1998 Stock Incentive Plan (the "Virata Stock Incentive Plan") at an exercise price of $0.70 per share, and on substantially the other terms and conditions set forth in the form of Incentive Stock Option Agreement (the "Virata Incentive Stock Option Agreement") attached hereto as Exhibit B-2.
                                                                   -----------
In addition to the above, Virata shall grant to Stockholder and the holders of RSA Units options to purchase an aggregate of 780,000 Virata Ordinary Shares (of which, Stockholder shall receive options to purchase 390,000 Virata Ordinary Shares, and the holders of the RSA Units shall receive options to purchase an aggregate of 390,000 shares on a pro rata basis in proportion to the RSA Units held by such holder) (the "Virata Additional Options") under the Virata Stock Incentive Plan at an exercise price of $0.70 per share, and on substantially the other terms and conditions set forth in the Virata Incentive Stock Option Agreement, except that: (1) the vesting rate shall be 33% of the shares on the first anniversary of the date of grant and one-thirty sixth (1/36) of the shares each month thereafter until 100% vested and (2) such options shall become fully vested upon the death, Permanent Disability, Constructive Discharge or termination of the optionholder's employment by the Company for reasons other than for Cause (as such terms are defined in the form of Employment Agreement attached hereto as Exhibit E-1).

     1.8 Repayment of PCSI Note. Subject to the terms and conditions set forth in this Agreement, simultaneously with and as a condition concurrent to the consummation of the Merger, Acquisition Sub shall pay the sum of $2,000,000 to Pacific Communications Sciences, Inc. ("PCSI") by wire transfer of immediately available funds in full satisfaction of the principal balance and all amounts owed by RSA Communications to PCSI under that certain promissory note dated June 6, 1997 (the "PCSI Note").

     1.9 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Hunton & Williams, One Hannover Square, Fayetteville Street Mall, Raleigh, North Carolina 27602, on June 30, 1998, or at such other place and on such other date as each of the parties hereto may mutually agree (the "Closing Date").

     1.10 Financial Statements. RSA Communications and Stockholder have delivered the Financial Statements (as defined in Section 5.4) to Virata.
Virata shall have the Financial Statements audited by Coopers & Lybrand LLP (the "Accountants") as promptly as possible following the execution and delivery of this Agreement and prior to the Closing Date (the "Audited Financial Statements"). The cost of the audit by the Accountants shall be borne by Virata. Virata shall deliver the Audited Financial Statements to RSA Communications and Stockholder promptly following such audit. The amounts reflected in the Audited Financial Statements shall be conclusive and binding on Virata, Acquisition Sub, RSA Communications and Stockholder. In the event that either net revenue or net assets shown in the Audited Financial Statements are less than the corresponding amounts shown in the Financial Statements by greater than 5%, then Virata and Acquisition Sub shall have the right to terminate this Agreement pursuant to Article X.

     1.11 Amendment to RSA Units Agreement. Prior to or on the Closing Date, each holder of RSA Units shall execute and deliver an amendment to the agreement governing his or her RSA Units (the "RSA Unit Amendment"), substantially in the form attached hereto as Exhibit D, pursuant to which such holder shall: (a)
                        ---------
agree to the conversion of such holder's RSA Units into the right to receive the consideration set forth in Section 1.5 above and (b) appoint Stockholder as such holder's representative with respect to any claim for indemnification pursuant to Article IX.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     RSA Communications and Stockholder, jointly and severally, represent and warrant to Virata and Acquisition Sub as follows:

     2.1 Organization and Existence. RSA Communications is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. RSA Communications has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. RSA Communications is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by RSA Communications or the nature of the business conducted by RSA Communications makes such qualification or license necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, operations, financial condition, results of operations or prospects of RSA Communications (a "Material Adverse Effect"). Schedule 2.1 to this Agreement (a "Schedule" or the
                   ------------
"Schedules") lists each jurisdiction in which RSA Communications is duly qualified or licensed to do business and the jurisdictions in which tangible assets owned or used by RSA Communications are located.

     2.2  Capital Stock, Etc.

          (a) RSA Communications has an authorized capitalization and outstanding shares as reflected in Schedule 2.2(a). All shares of RSA Common
                                   ---------------
Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued by RSA Communications in compliance with all applicable securities laws, rules and regulations, the Certificate of Incorporation, Bylaws or other governing documents or the terms of any stockholders agreement to which RSA Communications is a party or by which any of its stockholders is bound. The RSA Shares constitute all of the issued and outstanding shares of RSA Common Stock.

          (b) Except as set forth in Schedule 2.2(b), there are no outstanding
                                     ---------------
authorized, issued or effective subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans, phantom stock units or other agreements of any character providing for the purchase, issuance or sale of, or otherwise related to, any issued or unissued shares of capital stock of RSA Communications.

          (c) There are no voting trusts, stockholder agreements, proxies coupled with interests, pooling agreements or other forms of agreement restricting or controlling the voting of shares in RSA Communications, and no Person (as defined below), whether a stockholder of RSA Communications or otherwise, has by contract or any method other than the voting of shares any veto power or other control over the activities of RSA Communications.

     2.3 Authorization and Validity of Agreements. RSA Communications and Stockholder each have full power, legal capacity and authority to execute and deliver this Agreement and the other agreements contemplated by this Agreement, to perform their respective obligations hereunder and thereunder and to complete the transactions contemplated by or referenced in this Agreement. All corporate actions necessary on the part of RSA Communications and its directors and stockholders for the execution and delivery of this Agreement and the other agreements contemplated by this Agreement, and the performance by RSA Communications of its obligations under this Agreement and the other agreements contemplated by this Agreement, have been taken. This Agreement and each of the other agreements contemplated by this Agreement have been or will be duly executed and delivered by RSA Communications and Stockholder on or prior to the Closing Date and, assuming due execution of this Agreement and the other agreements contemplated by this Agreement by Virata and Acquisition Sub, each is (or upon execution and delivery will be) a valid and binding obligation of RSA Communications and Stockholder enforceable against them in accordance with their respective terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. No other actions or proceedings on the part of RSA Communications or Stockholder are necessary to authorize this Agreement or the other agreements contemplated by this Agreement.

     2.4 Subsidiaries and Investments. RSA Communications does not own, directly or indirectly, any capital stock or other ownership or proprietary interest in any corporation, company, partnership, limited liability company, business, association, trust, joint venture or other entity and has no obligation to make any investments in or loans to any Person.

     2.5  Financial Statements.

          (a) Except as set forth in Schedule 2.5, the Financial Statements (as
                                     ------------
defined in Section 5.4): (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of RSA Communications; (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered; (iii) reflect and provide adequate reserves in respect of all known liabilities of RSA Communications, including all known contingent liabilities, as of their respective dates, each in conformity with GAAP; and (iv) present fairly the financial condition of RSA Communications at such dates and the results of its operations for the fiscal periods then ended.

          (b) RSA Communications: (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of assets of RSA Communications; and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorizations and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of RSA Communications nor any employee or agent of RSA Communications, directly or indirectly, has made any payment of funds of RSA Communications or received or retained any funds in violation of any applicable law, rule or regulation.

     2.6 Accounts Receivable. The accounts receivable, book debts and other debts owing to RSA Communications reflected in the Financial Statements and all accounts receivable of RSA Communications arising since the dates of the Financial Statements arose from bona fide transactions in the ordinary course of business and are valid, enforceable and fully collectible accounts. Such accounts receivable are not subject to any defense, set-off or counterclaim.

     2.7  Absence of Liabilities.  Except as set forth on Schedule 2.7, RSA
                                                          ------------
Communications does not have, and as a result of the transactions contemplated hereby will not have, any indebtedness, liabilities or obligations of any nature (whether known or unknown, absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether or not required to be shown on a balance sheet in accordance with GAAP), other than (i) the liabilities reflected on the Financial Statements, (ii) incurred in the ordinary course of business consistent with past practice since the dates of the Financial Statements and
(iii) Taxes (as defined below) which are to be prorated in accordance with the terms of this Agreement.

     2.8  Books and Records.  Except as set forth on Schedule 2.8, the minute
                                                     ------------
books and other records of RSA Communications, as previously made available to Virata and its representatives, contain accurate records of all resolutions, written consents, meetings of, and actions taken by (including action taken by written consent) the Board of Directors or other governing body of RSA Communications and Stockholder. All such meetings were duly called and held, all such corporate actions and written consents were duly taken or validly given, and all such resolutions were duly passed. The stock certificate books, register of stockholders, register of transfers, register of directors and similar corporate records are complete, accurate and current in all material respects. Concurrently with the consummation of the transactions contemplated by this Agreement, all of the books and records of RSA Communications will be delivered to Virata or its counsel.

     2.9  No Material Changes.   Except as set forth on Schedule 2.9, since the
                                                        ------------
date of the Financial Statements, there has been no:

          (a) material adverse change in the business, operations, financial condition or results of operations of RSA Communications;

          (b) material damage, destruction or loss to any asset or property, tangible or intangible, of RSA Communications which materially adversely affects the ability of RSA Communications to conduct its business;

          (c) any sale, distribution, transfer or subjection to any lien or encumbrance of any material assets of RSA Communications, except in the ordinary and usual course of business;

          (d) any increase in the salary or other direct or indirect compensation or benefit payable or to become payable to any officer, director or employee of RSA Communications, or the declaration, payment, commitment or obligation of any kind for the payment of a bonus or other additional salary, compensation or benefit, other than wage increases of non-officer employees in accordance with past practices;

          (e) declaration or payment of any dividends or other distributions to stockholders in respect of RSA Common Stock or any redemption or repurchase of RSA Common Stock, except as may have been agreed to in writing by Virata;

          (f) any transaction by RSA Communications not in the ordinary and usual course of business;

          (g) any alteration in the manner in which RSA Communications keeps its books, accounts or records or in the accounting practices therein reflected, including the recognition and computation of revenues or expenses; or

          (h) any capital expenditures or commitments for additions to property, plant or equipment constituting capital assets outside the ordinary course of business, consistent with past practice.

     2.10 Title to Properties; Encumbrances. RSA Communications does not own any real property. Except as set forth on Schedule 2.10, and except for such
                                           -------------
properties and assets which have been sold or otherwise disposed of in the ordinary course of business, RSA Communications has good and marketable title to its material properties and assets, including, without limitation, the material properties and assets reflected in the Financial Statements, subject to no Liens, except for (i) Liens reflected in the Financial Statements, (ii) Liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent, and (iii) Liens described on Schedule 2.10 (Liens of the
                                                    -------------
type described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens"). Except as set forth on Schedule 2.10, all
                                                           -------------
equipment and other tangible personal property leased or owned by RSA Communications are used, usable by or useful to RSA Communications in the ordinary course of business and are in good operating condition and in a state of good maintenance and repair, normal wear and tear excepted, comparable for items of their type, usage and age. Except as disclosed on Schedule 2.10, no
                                                            -------------
Person other than RSA Communications owns any tangible assets which are being used in the ordinary course of RSA Communications' business. RSA Communications owns all tangible and intangible assets which are materially necessary, individually or in the aggregate, to operate its business.

     2.11 Intellectual Property.

          (a) Set forth on Schedule 2.11(a) is a list and description of all
                           ----------------
patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, tradename applications, copyrights, copyright applications, computer software (other than "shrink-wrap licenses") and other proprietary rights owned, licensed or used by RSA Communications. The items listed on Schedule 2.11(a) and all research data, market reports,
                ----------------
distribution methods, industrial designs, processes, supplier lists, customer lists, trade secrets and other proprietary rights that RSA Communications owns, licenses or uses are referred to as "Intellectual Property."

     (b) (i) Except for the computer software listed in Schedule 2.11(b), RSA Communications owns all right, title and interest in all of the computer software listed in Schedule 2.11(a) and has not created a restriction on any of its rights in such software.

     (ii) With respect to all computer software listed in Schedule 2.11(b), RSA Communications has licenses or other valid and enforceable rights to use such computer software, with only those contractual restrictions on its ability to assign, license or sub-license such licenses, or other rights to use contained in the license agreements listed in Schedule 2.11(b).

     (iii) With respect to all other Intellectual Property, RSA Communications either owns or has adequate licenses or other valid and enforceable rights to use such Intellectual Property in the manner in which it is currently used.

     (iv) RSA Communications has taken adequate steps to protect any Intellectual Property that it owns. Except for the implementation of any function relating to V.42, V.42bis, MNP Class 5, Improved Escape Sequence ("Heatherington Patent") technology or any Industry

Standard Function into RSA Communications software products, neither the operations of RSA Communications nor the ownership, license, or use of the Intellectual Property by RSA Communications infringes upon or conflicts with the proprietary rights of any other Person (as defined below) in respect of the Intellectual Property or otherwise and there is no pending or, to the knowledge of RSA Communications or Stockholder, threatened claim to that effect or basis for such claim. To the knowledge of RSA Communications or Stockholder, no Person is infringing upon or conflicting with the rights of RSA Communications with respect to the Intellectual Property and there is no pending or threatened claim by RSA Communications against any Person to such effect. "Industry Standard Function" means any function the implementation of which, either actual or announced, has occurred with respect to a majority of the commercial communication products in the served markets.

          (c) Set forth on Schedule 2.11(c) are lists of (i) any agreement or
                           ----------------
arrangement pursuant to which RSA Communications licenses any Intellectual Property to or shares any Intellectual Property with third parties and (ii) any agreement or arrangement pursuant to which any third party licenses any Intellectual Property to or shares any Intellectual Property with RSA Communications (other than computer software identified on Schedule 2.11(b)). RSA Communications, and to the knowledge of Stockholder and RSA Communications, all third parties are in compliance in all material respects with the applicable provisions of such agreements or arrangements.

          (d) No information, records, systems or data required for the administration or operation of RSA Communications' business are recorded on, stored or maintained by any computerized system or program that is not exclusively and beneficially owned by RSA Communications.

          (e) No Person (as defined below) has, to the knowledge of RSA Communications and Stockholder, asserted that RSA Communications' use of the name "RSA Communications" infringes upon the rights of such Person.

     2.12  Leases.  Schedule 2.12 attached hereto contains a list of all leases
                    -------------
for real or personal property to which RSA Communications is a party. Except as otherwise set forth in Schedule 2.12, each lease set forth in Schedule 2.12 is
                       -------------                          -------------
in full force and effect; all rents and additional rents due to date from RSA Communications on each such lease have been paid; RSA Communications is not in default under any such lease; and, except as set forth on Schedule 2.12, there
                                                          -------------
exists no event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by RSA Communications under such lease. To the knowledge of RSA Communications or Stockholder, no other party to any of the leases is in default thereunder. RSA Communications has not entered into any sublease or assignment related to any of such leases.

     2.13  Contracts.  Except as set forth on Schedule 2.13 or any other
                                              -------------
Schedule attached hereto, RSA Communications is not bound by any of the following:

     (a) any agreement, license, contract or commitment that involves the performance of services or the purchase or delivery of goods and/or materials or services by it of an amount or value in excess of $25,000;

     (b) any agreement, other than this Agreement and the agreements contemplated hereby, not made in the ordinary course of business, for the sale of goods or the performance of services for or by RSA Communications that is not terminable upon notice of 30 days or less without cost or liability to RSA Communications or any successor thereof;

     (c) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its shares;

     (d) any agreement, contract or commitment relating to capital expenditures outside the ordinary course of business, consistent with past practice;

     (e) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or other entity (each a "Person"), any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits;

     (f) any agreement, guarantee or other contingent liability in respect of any indebtedness or obligation of any Person;

     (g) any consulting or employment agreement or contract for the employment or retention of any officer, employee, consultant, independent contractor or other Person on a full-time, part-time, project or consulting basis that is not terminable upon notice of 30 days or less without cost or other liability to RSA Communications or any successor thereof except for accrued vacation pay, in each case not to exceed the value of vacation pay accrued in one year;

     (h) any agreement, contract or commitment limiting the ability of RSA Communications to engage in any line of business or to compete with any Person;

     (i) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by RSA Communications other than in the ordinary course of business;

     (j) any agreement pursuant to which RSA Communications has been appointed or any Person has been appointed by RSA Communications as an agent, distributor, licensee or franchisee;

     (k) any bonus, pension, profit-sharing, retirement, stock purchase, stock option, deferred compensation, incentive compensation, hospitalization, insurance or similar plan, contract or understanding providing for employee benefits (other than those expressly described in the Schedules hereto);

     (l) any contract for the purchase or sale of real property or capital or fixed assets that involves obligations of more than $10,000 in the aggregate during any fiscal year;

     (m) any insurance contract naming RSA Communications as loss payee that is not listed in the Schedules hereto;

     (n) any agreement, mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing or lending of money or extension of credit or providing for the mortgaging or pledging of, or otherwise placing a lien or security interest on, any assets or properties of RSA Communications;

     (o) option, warrant or other contract for the purchase of any debt or equity security of any corporation, or for the issuance of any debt or equity security, or the conversion of any obligation, instrument or security into debt or equity securities, of RSA Communications;

     (p) any settlement agreement of any administrative or judicial proceedings within the past five years;

     (q) any agreement relating to any Intellectual Property; or

     (r) any agreement, contract or commitment which might reasonably be expected to have a Material Adverse Effect.

     Except as otherwise set forth on Schedule 2.13, each contract or agreement
                                      -------------
set forth on Schedule 2.13 or any other Schedule is in full force and effect and
             -------------
there exists no default or event of default by any party thereto or event, occurrence, condition or act (including the consummation of the sale contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by any party thereto. Complete and correct copies of each of the contracts and agreements set forth on Schedule 2.13 or any other Schedule,
                                          -------------
including any amendments or supplements to such contracts and agreements, have been made available to Virata.

     2.14  Consents and Approvals; No Violations.  Except as set forth in

Schedule 2.14, the execution and delivery of this Agreement by RSA
-------------
Communications and Stockholder and the consummation of the transactions contemplated hereby (a) will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of RSA Communications, (b) will not violate or contravene any statute, rule, regulation, order or decree of any government body or authority by which RSA Communications or Stockholder is subject or by which any of their respective properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of RSA Communications or Stockholder under, any of the terms, conditions or provisions of any agreement to which RSA Communications or Stockholder is a party, or by which either of them or any of their respective properties or assets may be bound.

     2.15  Litigation.

          (a) Except as set forth on Schedule 2.15, there is no action, suit,
                                     -------------
claim, proceeding, inquiry or investigation pending or, to the knowledge of RSA Communications or Stockholder, threatened, against or affecting RSA Communications, or the assets, properties, business or business prospects of RSA Communications, at law or in equity, or before or by any arbitrator or any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and neither RSA Communications nor Stockholder knows of any basis for any of the foregoing. RSA Communications is not in default with respect to any order, writ, injunction or decree known to or served upon RSA Communications of or by any court or of or by any arbitrator or any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth on Schedule 2.15, there is no pending action or suit brought
                       -------------
by RSA Communications against any third party.

          (b) There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the knowledge of RSA Communications or Stockholder, threatened, at law or in equity, or before or by any arbitrator or any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, relating to or involving the transactions contemplated by this Agreement.

     2.16  Taxes.

          (a) Tax Returns. RSA Communications has timely filed or caused to be timely filed, or will timely file or cause to be timely filed, with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, RSA Communications on or prior to the date of this Agreement. The Returns have accurately reflected and will accurately reflect all liability for Taxes of RSA Communications for the periods covered thereby. None of such Returns contains, or will contain, a disclosure statement under Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision of state, local or foreign tax law. "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding, and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

          (b) Payment of Taxes. Except as described in Schedule 2.16 with respect to underpayments of estimated taxes for fiscal 1998, all Taxes and Tax liabilities of RSA

Communications (whether or not shown on any Return) for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date ("Straddle Periods"), the portion of such taxable year or period ending on and including the Closing Date, have been timely paid or adequately provided for on the Financial Statements. For purposes of this representation, all Taxes and Tax liabilities with respect to the income, property or operations of RSA Communications that relate to a Straddle Period shall be apportioned between the period prior to the Closing Date and the period following the Closing Date as follows: (A) in the case of Taxes other than income Taxes and sales and use Taxes, on a per diem basis, and (B) in the case of income Taxes and sales and use Taxes, as determined from the books and records of RSA Communications, to the portion of such period ending on the date Closing Date as though the taxable year of RSA Communications terminated at the close of business on the Closing Date, and based on accounting methods, elections and conventions that do not have the effect of distorting income and expenses.

     (c)  Other Tax Matters.

          (i)    Schedule 2.16 sets forth (A) each taxable year or other taxable
                 -------------
period of RSA Communications for which an audit or other examination of Taxes by the appropriate tax authorities of any nation, state or locality is currently in progress (or scheduled as of the date of this Agreement to be conducted), together with the names of the respective tax authorities conducting (or scheduled to conduct) such audits or examinations and a description of the subject matter of such audits or examinations, (B) the most recent taxable year or other taxable period for which an audit or other examination relating to Federal income taxes of RSA Communications has been finally completed and the disposition of such audits or examinations, (C) the taxable years or other taxable periods of RSA Communications for which a consent or waiver of the applicable statute of limitations for applicable Taxes is outstanding, (D) the amount of any proposed adjustments (and the principal reason therefor) relating to any Returns for Tax liability of RSA Communications which have been proposed or assessed by any taxing authority and (E) a list of all notices received by RSA Communications from any taxing authority relating to any issue which could affect the Tax liability of RSA Communications, which issue has not been finally determined and which, if determined adversely to RSA Communications could result in a Tax liability.

          (ii)   Except as set forth on Schedule 2.16, RSA Communications has
                                        -------------
not been included in any "consolidated," "unitary" or "combined" Return provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired. RSA Communications does not have any liability for the Taxes of any person as defined in Section 7701(a)(1) of the Code or under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

          (iii)  Except as set forth on Schedule 2.16, all Taxes which RSA
                                        -------------
Communications is, or was, required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the proper authorities to the extent due and payable.

          (iv)    Except as disclosed on Schedule 2.16, there are no tax
                                         -------------
sharing, allocation, indemnification or similar agreements or arrangements in effect as between RSA Communications or any predecessor thereof and any other party (including any predecessor thereof) under which Acquisition Sub or RSA Communications could be liable for any Taxes or other claims of any party.

          (v) RSA Communications is not a party to any agreement, contract, arrangement or plan that would result in the payment by RSA Communications of any "excess parachute payment" within the meaning of Section 280G of the Code.

          (vi) No consent has been filed under Section 341(f) of the Code with respect to RSA Communications.

          (vii) Except as disclosed on Schedule 2.16, RSA Communications was not acquired in a "qualified stock purchase" under Section 338(d)(3) of the Code, and RSA Communications is not subject to any constructive elections under Code Section 338 or the regulations thereunder.

          (viii) RSA Communications is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method.

          (ix) None of the assets of RSA Communications is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986, none of the assets of RSA Communications is "tax exempt use property" within the meaning of Section 168(h) of the Code and none of the assets of RSA Communications secures any debt the interest on which is tax exempt under Section 103 of the Code.

          (x) No indebtedness of RSA Communications consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (xi) RSA Communications is not a "United States real property holding company" within the meaning of Section 897 of the Code.

          (xii) There currently are no excess loss accounts, deferred intercompany gains or losses or other like items pertaining to RSA Communications that could result in any Tax liability for RSA Communications.

          (xiii) RSA Communications is not engaged in business in any tax jurisdiction in which it does not file Returns for sales and use, income or other Taxes.

          (xiv) Neither RSA Communications nor Stockholder has asserted any claim for indemnification under the Tax Indemnity Agreement, dated June 6, 1997, by and among Stockholder, RSA Communications and Cirrus Logic, nor, to the knowledge of RSA Communications or Stockholder, is there any reasonable basis for any such claim.

               (xv) On the Closing Date, RSA Communications will hold sufficient assets to satisfy the "substantially all" test of Section 368(a)(2)(D) of the Code.

     2.17  Insurance.  Schedule 2.17 contains an accurate and complete summary
                       -------------
description of all policies of property, fire and casualty, product liability, workers compensation and other forms of insurance owned or held by RSA Communications. RSA Communications has not received (i) any notice of cancellation of any policy described in such Schedule or refusal of coverage thereunder or (ii) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. Since the date of the Financial Statements, there has not been any material adverse change in the relationship of RSA Communications with its insurers or in the premiums payable pursuant to such policies.

     2.18 Compliance with Laws; Permits. RSA Communications is in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a Material Adverse Effect. RSA Communications has all franchises, licenses, permits, certificates and other authorizations from Federal, state, local or foreign governments or governmental agencies, departments or bodies that are necessary for the conduct of its business and which, if not obtained, would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of RSA Communications or Stockholder, there is no fact, error or omission relevant to any such franchise, license, permit, certificate or other authorization that would permit the revocation or withdrawal thereof. Subject to the receipt of any necessary consents or filings, RSA Communications will continue to have the use and benefit thereof and the rights granted thereby after the transactions contemplated hereby have occurred.

     2.19  Compensation of Employees.  Schedule 2.19 is an accurate and complete
                                       -------------
list showing the name, job title, duration of employment, salary, bonus and fringe benefits of all persons employed by RSA Communications.

     2.20  Employee Relations.

           (a)  Except as set forth on Schedule 2.20, RSA Communications is in
                                       -------------
compliance in all material respects with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours and has not, and is not, engaged in any unfair labor practice;

           (b) no unfair labor practice complaint against RSA Communications is pending before the National Labor Relations Board;

           (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving RSA Communications which might reasonably be expected to have a Material Adverse Effect;

           (d) RSA Communications is not a party to a collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by RSA Communications, and, to the knowledge of RSA Communications or Stockholder, no labor organization is seeking to represent any employees of RSA Communications; and

           (e) no claim in respect of the employment of any employee has been asserted in writing or asserted orally or overtly threatened against RSA Communications which might reasonably be expected to have a Material Adverse Effect.

           (f) each employee of RSA Communications has entered into RSA Communications' standard form of Employee Agreement attached hereto as Exhibit
                                                                       -------
E-2, and such agreement is binding and enforceable against such employee in
---
accordance with its terms.

     2.21. Employee Benefit Plans.

           (a)  Schedule 2.21 is an accurate and complete list of each employee
                -------------
pension benefit plan, as defined in Section 3(2) of ERISA (the "Pension Plans"), each employee welfare benefit plan, as defined in Section 3(1) of ERISA (the "Welfare Plans", together with the Pension Plans, referred to as the "ERISA Plans"), and each other employee benefit plan or arrangement not subject to ERISA (the "Benefit Arrangements") currently (or during the five years preceding the Closing Date) established, maintained or contributed to by RSA Communications or any ERISA Affiliate. As used herein, the term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder. As used herein, the term "ERISA Affiliate" means a corporation which is a member of a controlled group of corporations with RSA Communications within the meaning of Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with RSA Communications within the meaning of Section 414(c) of the Code, or a member of an affiliated service group with RSA Communications within the meaning of Section 414(m) or Section 414(o) of the Code. Each ERISA Plan listed on Schedule 2.21 shall be correctly
                                               -------------
categorized as either a Pension Plan, or a Welfare Plan, or a Benefit
Arrangement.

           (b) RSA Communications has delivered or made available to Virata true and correct copies of all ERISA Plans and Benefit Arrangements (and all trust agreements, annuity contracts or other funding instruments relating thereto and any relevant amendments) listed on Schedule 2.21 and all applicable
                                               -------------
filings relating to the ERISA Plans and Benefit Arrangements listed on Schedule
                                                                       --------
2.21 for the past two years, including Form 5500 filings, and, if the ERISA Plan
----
is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the "IRS"), the most recent actuarial valuation reports, and any other relevant correspondence from the IRS or Department of Labor.

           (c)  Except as disclosed in Schedule 2.21, (i) for each Pension Plan
                                       -------------
that is intended to qualify under Section 401(a) of the Code, a favorable determination letter has been received from the IRS addressing the tax-qualified status of such plan and, to the knowledge of Stockholder and RSA Communications, no event has occurred that would adversely affect such tax qualified status;
(ii) each ERISA Plan and Benefit Arrangement has been administered in all material respects in compliance with its terms and with the applicable provisions of ERISA, the Code and other laws; (iii) with respect to each ERISA Plan and Benefit Arrangement, to the knowledge of Stockholder and RSA Communications, no event has occurred, and there exists no condition or set of circumstances in connection therewith, for which RSA Communications or its ERISA Affiliates could, directly or indirectly, be subject to any liability under ERISA, the Code or any other applicable law, except liability for benefit claims and funding obligations in the ordinary course, (iv) all required employer contributions to each ERISA Plan or Benefit Arrangement have been made when due (or, in the case of employer contributions not yet due, have been accrued on RSA Communications' financial statements and records); (v) there are not pending or, to the knowledge or Stockholder and RSA Communications, threatened termination proceedings, claims, suits, investigations or other proceedings against or involving any ERISA Plan or Benefit Arrangement or asserting any rights to or claims for benefits under any ERISA Plan or Benefit Arrangement for which RSA Communications could, directly or indirectly, be subject to any liability; and
(vi) except to the extent required by Section 4980B of the Code or any similar provision of state law, RSA Communications does not provide, and is not obligated to provide, any health or welfare benefits to any retired or former employees or to any active employee following such employee's retirement or termination of service.

     2.22  Interests in Customers, Suppliers, etc.  Except as set forth on
Schedule 2.22, neither any officer or director of RSA Communications nor
-------------
Stockholder possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of RSA Communications.

     2.23  Environmental Laws and Regulations.  Except as set forth on Schedule
                                                                       --------
2.23:
----

           (a) RSA Communications has not generated, used, treated or stored any Hazardous Materials (as hereinafter defined) on any RSA Communications Property (as hereinafter defined), and no Hazardous Materials have been generated, used, treated or stored on or released or disposed on any RSA Communications Property in each case in violation of any Environmental Law.

           (b) RSA Communications is in compliance in all material respects with Environmental Laws (as hereinafter defined) and the requirements of any RSA Communications permits issued under such Environmental Laws with respect to any RSA Communications Property.

           (c) There are no pending or, to the knowledge of RSA Communications or Stockholder, threatened Environmental Claims (as hereinafter defined) against RSA Communications Property.

           (d) For purposes of this Section 2.23, the following definitions shall apply:

           "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance, remediation or violation, investigations or proceedings relating in any way to any Hazardous Materials,

Environmental Law or any permit issued to RSA Communications under any such Environmental Law.

           "Environmental Law" means any Federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the date of this Agreement, and any judicial or administrative interpretation thereof as of the date of this Agreement, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials.

           "Hazardous Materials" means any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law.

           "RSA Communications Property" means any real property and improvements previously or currently owned, leased, used, operated or occupied by RSA Communications.

     2.24  Bank Accounts; Powers of Attorney.  Set forth on Schedule 2.24 is an
                                                            -------------
accurate and complete list showing (a) the name and address of each bank in which RSA Communications has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from RSA Communications.

     2.25 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of RSA Communications or Stockholder is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

     2.26 Customers. No material customer of RSA Communications has indicated to RSA Communications any intention to terminate or materially reduce its existing contractual relationship with RSA Communications prior to the completion of the projects in progress as of the date hereof between such customer and RSA Communications.

     2.27 Status of RSA Communications Real Property. To the knowledge of RSA Communications or Stockholder, the use by RSA Communications of RSA Communications Property (as defined in Section 2.23) is not in breach of any building, zoning or other statute, bylaw, ordinance, regulation, covenant, restriction or official plan, and RSA Communications has adequate rights of ingress and egress for the operation of its business in the ordinary course. There are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to RSA Communications Property, the other properties and assets of RSA Communications or its business which have been issued by any regulatory authority, police or fire department, sanitation, environment, labor, health or other governmental authorities or agencies.
Except as disclosed on Schedule 2.27, to the knowledge of RSA Communications or
                       -------------
Stockholder, the buildings and structures comprising RSA Communications Property are free of any structural defect. To the knowledge of RSA Communications or Stockholder, the heating, ventilating, plumbing, drainage, electrical and air conditioning systems and all other systems used in RSA Communications Property are in good working order, fully operational and free of any defect, except for normal wear and tear.

     2.28 Non-Arm's Length Matters. Except as set forth in the Financial Statements or in Schedule 2.22 or Schedule 2.28, RSA Communications is not bound
                 ------------------------------
by any agreement with, is not indebted to, and no amount is owing to RSA Communications from, Stockholder or any of RSA Communications' or Stockholder's Affiliates (as defined in Section 501(b) of the Securities Act of 1933, as amended (the "Securities Act")) or any officers, former officers, directors, former directors, former stockholders, employees or former employees of RSA Communications or any other Person not dealing at arm's length with RSA Communications. Except as set forth on Schedule 2.28, since the respective
                                        -------------
dates of the Financial Statements, RSA Communications has not made or authorized any payments to Stockholder or any of RSA Communications' or Stockholder's Affiliates, or any officers, former officers, directors, former directors, former stockholders, employees or former employees of RSA Communications or to any other Person not dealing at arm's length with RSA Communications, except for salaries and other employment compensation payable to employees of RSA Communications in the ordinary course of the routine daily affairs of its business and at the regular rates payable to them.

     2.29 Material Disclosures. No statement, representation or warranty made by RSA Communications or Stockholder in this Agreement or in any certificate, statement, list, schedule or other document furnished or to be furnished to Virata or Acquisition Sub hereunder contains, or when so furnished will contain, any untrue statement of a material fact, or fails to state, or when so furnished will fail to state, a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                  ARTICLE III
                   INVESTMENT REPRESENTATIONS AND WARRANTIES

     Stockholder represents and warrants to Virata as follows: (a) Stockholder is acquiring the Virata Ordinary Shares and the Series D Shares for his own account for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act (except that Stockholder intends to sell the Series D Shares in connection with the Closing to one or more accredited investors (as defined below) acceptable to Virata, and which sale Virata acknowledges shall not constitute a breach of the representations and warranties of Stockholder in this Article III)); (b) by reason of his business or financial experience, Stockholder has the capacity to protect his own interests in connection with the transactions contemplated by this Agreement and is able to bear the economic risks of an investment in the Virata Ordinary Shares and the Series D Shares; (c) Stockholder understands that no public market now exists for the Virata Ordinary Shares or the Series D Shares and that no public market may ever exist for the Virata Ordinary Shares or the Series D Shares; (d) Stockholder has been advised that the Virata Ordinary Shares and the Series D Shares are deemed "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act, that the exemption from registration under Rule 144 as currently in effect will not be available in any event for at least one year from the date of issuance, and even then will not be available unless a public trading market then exists for the Virata Ordinary Shares or the Series D Shares, adequate information concerning Virata is then available to the public, and other terms and conditions of Rule 144 are complied with, and that any sale of the Virata Ordinary Shares or the Series D Shares may be made by the Stockholder only in accordance with such terms and conditions; and (e) Stockholder is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF VIRATA

     Virata represents and warrants to RSA Communications and Stockholder as follows:

     4.1 Organization and Existence. Virata is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom. Virata has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Capital Stock, Etc. Virata has an authorized capitalization and outstanding shares as reflected in Schedule 4.2. All shares of the capital
                                   ------------
stock of Virata have been duly authorized and validly issued and fully paid up. Except as set forth in Schedule 4.2, there are no outstanding options, warrants
                       ------------
or other rights to acquire shares of the capital stock of Virata. Virata is the record holder of all of the issued and outstanding shares of capital stock of Acquisition Sub.

     4.3 Authorization and Validity of Agreements. Virata and Acquisition Sub have full power, legal capacity and authority to execute and deliver this Agreement and the other agreements contemplated by this Agreement, to perform their respective obligations hereunder and thereunder and to complete the transactions contemplated by or referenced in this Agreement. All corporate actions necessary on the part of Virata, Acquisition Sub and their respective directors and stockholders for the execution and delivery of this Agreement and the other agreements contemplated by this Agreement, and the performance by Virata and Acquisition Sub of their respective obligations under this Agreement and the other agreements contemplated by this Agreement, have been taken. This Agreement and each of the other agreements contemplated by this Agreement have been duly executed and delivered by Virata and Acquisition Sub and, assuming due execution of this Agreement and the other agreements contemplated by this Agreement by RSA Communications and Stockholder, each is a valid and binding obligation of Virata and Acquisition Sub enforceable against them in accordance with their respective terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Except for the approval of this Agreement by the stockholders of Virata, no actions or proceedings on the part of Virata or Acquisition Sub are necessary to authorize this Agreement or the other agreements contemplated by this Agreement.

     4.4 Virata Private Placement Memorandum. Virata has furnished to Stockholder, and will furnish to the holders of the RSA Units prior to the Closing, copies of a private placement memorandum dated March 3, 1998, including the supplements thereto dated April 23, 1998 and June 1, 1998 (the "Virata Private Placement Memorandum"), prepared in connection with recent sales of the capital stock of Virata. The Virata Private Placement Memorandum contains, among other things, summary financial information of Virata for the nine month period ended December 31, 1997, including balance sheet data as of December 31, 1997 and a statement of operations data for the nine month period ended December 31, 1997. Such summary financial information presents fairly the financial condition of Virata at such date and the results of its operations for the fiscal period then ended. Virata has provided Stockholder and the RSA Employees with an opportunity to meet with management of Virata and ask questions regarding Virata's business, financial condition and results of operations. No statement, representation or warranty made by Virata in the Virata Private Placement Memorandum or in any certificate, statement, list, schedule or other document furnished in connection thereto contains, or when so furnished will contain, any untrue statement of a material fact, or fails to state, or when so furnished will fail to state, a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     4.5  No Material Changes.  Except as set forth in Schedule 4.5, since
                                                       ------------
December 31, 1997, there has been no material adverse change in the business, operations, financial condition, results of operations or prospects of Virata (as used with respect to Virata, a "Material Adverse Effect").

     4.6  Consents and Approvals; No Violations.  Except as set forth in
Schedule 4.6, the execution and delivery of this Agreement by Virata and
------------
Acquisition Sub and the consummation of the transactions contemplated hereby (a) will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of Virata or Acquisition Sub, (b) will not violate or contravene any statute, rule, regulation, order or decree of any government body or authority by which Virata or Acquisition Sub is subject or by which any of their respective properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Virata under, any of the terms, conditions or provisions of any agreement to which Virata is a party, or by which it or any of its properties or assets may be bound.

     4.7 Compliance with Laws; Permits. Virata is in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a Material Adverse Effect. Virata has all franchises, licenses, permits, certificates and other authorizations from Federal, state, local or foreign governments or governmental agencies, departments or bodies that are necessary for the conduct of its business and which, if not obtained, would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of Virata, there is no fact, error or omission relevant to any such franchise, license, permit, certificate or other authorization that would permit the revocation or withdrawal thereof. Subject to the receipt of any necessary consents or filings, Virata will continue to have the use and benefit thereof and the rights granted thereby after the transactions contemplated hereby have occurred.

     4.8 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of Virata is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

     4.9 Valid Issuance of Shares. The Virata Ordinary Shares and the Series D Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided herein, and the Virata Ordinary Shares issued upon exercise of the Virata Acquisition Options in accordance with the terms and conditions of the Virata Plan, will be validly issued and fully paid up.

     4.10 Virata Tax Status. Virata or one or more of its "qualified subsidiaries" (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(vii)) has been engaged in an active trade or business outside the United States, within the meaning of Treasury Regulation Section 1.367(a)-2T(b)(2) and (3), for the entire 36-month period immediately before the Merger, and neither Virata nor any of its "qualified subsidiaries" has an intention to substantially dispose of or discontinue such active trade or business.

                                   ARTICLE V
                               MUTUAL COVENANTS

     5.1 Due Diligence Reviews. Prior to the Closing Date, Virata, on the one hand, and RSA Communications and Stockholder, on the other hand, directly or through their respective representatives, will provide each other with an opportunity to review the properties, books and records of the other party and its financial and legal condition to the extent the reviewing party deems necessary or advisable to familiarize itself with such properties and other matters; provided, however,
                                                           --------  -------
that such review shall not affect the accuracy of the representations and warranties made in this Agreement or the remedies of any party for breaches of those representations and warranties. All information obtained pursuant to such due diligence examination shall be kept confidential and subject to the terms of this Agreement and the terms of the Mutual Nondisclosure Agreement, executed February 24, 1998, previously executed by Virata, RSA Communications and Stockholder.

     5.2 PCSI Release. On the Closing Date, RSA Communications shall use its best efforts to cause PCSI and Cirrus Logic, Inc. ("Cirrus Logic") to deliver to RSA Communications and its successors by merger a full and unconditional release (the "PCSI Release") of any and all liabilities or obligations that RSA Communications or its successors may have to PCSI or Cirrus Logic, except for any obligations RSA Communications may have to PCSI or Cirrus Logic under the Technology Transfer and License Agreement, the Tax Indemnity Agreement, and the Stock Purchase Agreement (including, without limitation, Section 1.1(b) of the Stock Purchase Agreement, pursuant to which RSA Communications will pay 3% of gross revenue in excess of $3 million for the fiscal year ended March 31, 1998), between RSA Communications and Cirrus Logic, each dated as of June 6, 1997.

     5.3  [Intentionally Omitted]

     5.4 Audited Financial Statements. As soon as practicable after the date hereof, RSA Communications shall furnish Virata with copies of: (i) the financial statements for the fiscal year ended as of March 31, 1998, including a balance sheet as of such date and a statement of operations and cash flows for the fiscal year ended as of such date (the "1998 Financial Statements"); and
(ii) interim financial statements for each of the months of April 1998 and May 1998, including balance sheets as of the last day of each such month and statements of operations and cash flows for each such month (the "Interim Financial Statements") (collectively with the 1998 Financial Statements, the "Financial Statements"). As promptly as possible following the execution and delivery of this Agreement and prior to the Closing Date, Virata shall have the Financial Statements audited by the Accountants and shall deliver the Audited Financial Statements to RSA Communications and Stockholder promptly following such audit.

     5.5 Conduct of Business of RSA Communications. Prior to the Closing Date, RSA Communications shall, and Stockholder shall cause RSA Communications to, conduct its operations only according to its ordinary and usual course of business; use its reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with it; and confer with Virata concerning operational matters of a material nature and report periodically to Virata concerning the business, operations and finances of RSA Communications. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as may be agreed to in writing by Virata or as is otherwise permitted or required by this Agreement,

RSA Communications shall (a) maintain its Certificate of Incorporation and Bylaws in their respective forms on the date of this Agreement, (b) refrain from paying or increasing any bonuses, salaries or other compensation to any director, officer, employee or Stockholder or entering into any employment, severance or similar agreement with any director, officer or employee, except in the ordinary course of business consistent with past practice, (c) refrain from adopting or increasing any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees, (d) refrain from entering into any material contract or commitment except in the ordinary course of business, (e) refrain from increasing its indebtedness for borrowed money, except current borrowings in the ordinary course of business, (f) refrain from canceling or waiving any claim or right of substantial value, (g) refrain from declaring or paying any dividends or other distributions in respect of its capital stock or redeeming, purchasing or otherwise acquiring any of its capital stock, (h) refrain from making any material change in accounting methods or practices, except as required by law or generally accepted accounting principles, (i) refrain from issuing or selling any shares of capital stock or any other securities except pursuant to the exercise of outstanding options, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, (j) refrain from selling, leasing or otherwise disposing of any material asset or property, (k) refrain from making any capital expenditure or commitment therefor, except in the ordinary course of business or as permitted hereunder, (l) refrain from writing off as uncollectable any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material, and (m) refrain from agreeing to do any of the foregoing; except that RSA Communications may grant additional RSA Units such that the total number of RSA Units will not exceed 6,000 at the Effective Time.

     5.6 Exclusive Dealing. Prior to the earlier of the Closing Date or, if this Agreement is terminated pursuant to Section 10, the date of such termination, neither RSA Communications, Stockholder, any director, officer, employee, agent or representative of RSA Communications, nor any agent or representative of Stockholder, will enter into any agreement, understanding or arrangement, or engage in any discussion or negotiations, relating to any Acquisition Proposal, or solicit or encourage the submission of any Acquisition Proposal. RSA Communications and Stockholder shall promptly notify Virata in writing of the receipt of any unsolicited Acquisition Proposal. The term "Acquisition Proposal" refers to any proposal, plan, agreement, understanding or arrangement contemplating (a) any merger, consolidation, reorganization, recapitalization or similar transaction involving RSA Communications, (b) any transfer or issuance of any capital stock or other securities of RSA Communications, or (c) any transfer of any material asset of RSA Communications.

     5.7 Commercially Reasonable Efforts. Prior to the Closing Date, Virata, on the one hand, and RSA Communications and Stockholder, on the other hand, shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate actions and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties as are necessary for consummation of the transactions contemplated by the Agreement and to fulfill the conditions to the sale contemplated hereby.

     5.8  Taxes.

          (a)  (i)   Virata shall have the exclusive authority and obligation
and shall be responsible for the correct and timely filing of all Tax Returns of RSA Communications that relate to all Taxes for all periods ending on or prior to the Closing Date ("Pre-Closing Tax Periods") and that are due after the Closing Date. Virata shall provide Stockholder with drafts of any Tax Returns of RSA Communications not filed by the Closing Date at least 20 days prior to the due date for filing such Tax Returns, and such Tax Returns shall not be filed without the prior written consent of Stockholder, which consent shall not be unreasonably withheld or delayed.

               (ii) Virata shall have the exclusive authority and obligation and shall be responsible for the correct and timely filing of all Tax Returns of the Surviving Corporation for all periods beginning after the Closing Date ("Post-Closing Tax Periods").

          (b)  (i)   If there is an adjustment for any Pre-Closing Tax Period or any portion of any Straddle Period that ends on or before the date of this Agreement, which adjustment results in an increase in Taxes for such period above the amount of Taxes reflected in a reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the most recent balance sheet of RSA Communications for periods prior to the date of this Agreement, then such increase shall be subject to a claim for indemnification by Virata under Article IX of this Agreement. However, notwithstanding the foregoing, Virata shall not be entitled to make any claim for any increase in Taxes to the extent such increase (above any reserve) arises from underpayment of estimated taxes for fiscal year 1998 due to an inability of RSA to deduct in tax returns for such period compensation payments accrued but not paid as of March 31, 1998, provided that such accrued compensation payments are deductible in the next succeeding tax year. Virata shall be responsible and liable for the timely payment of all Taxes imposed on or with respect to the properties, income and operations of the Surviving Corporation for all Post-Closing Tax Periods and those portions of any Straddle Period beginning after the date of this Agreement.

               (ii) If there is an adjustment for any Pre-Closing Period or any portion of any Straddle Period that ends on or before the date of this Agreement, which adjustment results in a decrease in Taxes for such period, then such decrease, together with any interest payable thereon, shall reduce and offset dollar for dollar any liability, whether or not yet paid, of the Stockholder and the holders of the RSA Units for indemnification under Article IX of this Agreement.

          (c)  (i)   Stockholder, at its sole expense, shall have the exclusive authority to represent the Surviving Corporation before any taxing authority or any court regarding the Tax consequences of the operations of RSA Communications for all Pre-Closing Tax Periods, including initiating any claim for refund for any Tax, and Virata shall give Stockholder timely notice of the pendency of any such proceeding and shall give Stockholder or Stockholder's designated representatives all necessary and appropriate powers of attorney to represent the Surviving Corporation in such proceedings; provided,
                                                                     --------
however, that Stockholder shall not enter into any settlement of any contest or
-------
otherwise compromise any issue that affects or may affect the Tax liability of the Surviving Corporation for any Straddle Period or Post-Closing Tax Period without the prior written consent of Virata. Stockholder shall keep Virata fully and timely informed with respect to the commencement, status and nature of any administrative or judicial proceedings involving any Tax liability of the Surviving Corporation for all Pre-Closing Tax Periods.

                (ii) Except as provided in the foregoing paragraph (i), Virata shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the Surviving Corporation.

           (d) Virata and the Surviving Corporation will cooperate with Stockholder in complying with the reporting requirements contained in Treasury Regulation Section 1.367(a)-3(c)(6).

     5.9 Compliance with Rule 144. If Virata or Acquisition Sub shall become subject to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, Virata or Acquisition Sub, as the case may be, shall use its reasonable efforts to comply with the provisions of Rule 144 such that Stockholder can sell his Virata Ordinary Shares under Rule 144 prior to the expiration of the holding period described in Rule 144(k).

     5.10 Further Assurances; Supplementary Action. Virata, on the one hand, and RSA Communications and Stockholder, on the other hand, at their sole cost and expense, will do such further acts and execute and deliver such further documents as the other parties may reasonably require solely for the purpose of assuring and confirming unto each party (i) the rights created hereby or intended now or hereafter so to be created by this Agreement or (ii) the validity of any documents of conveyance to be delivered hereunder.

     5.11 Registration Rights. In the event that any holder of the Ordinary Shares acquired upon exercise of the Virata Acquisition Options ( the "Registrable Shares") is not permitted to sell his or her Registrable Shares under Rule 701 promulgated under the Securities Act, Virata shall be required to register the Registrable Shares on Form S-8 concurrently with the registration on Form S-8 of the Virata Stock Incentive Plan.

                                  ARTICLE VI
           CONDITIONS TO VIRATA'S AND ACQUISITION SUB'S OBLIGATIONS

     The obligation of Virata and Acquisition Sub to consummate the transactions contemplated by this Agreement is conditioned upon satisfaction by RSA Communications and Stockholder, prior to or on the Closing Date, of the following conditions precedent and concurrent:

     6.1   [Intentionally Omitted]

     6.2   [Intentionally Omitted]

     6.3 Virata Option Agreement and RSA Unit Amendment. Each holder of RSA Units shall execute and deliver a Virata Nonqualified Stock Option Agreement representing his or her Virata Acquisition Option and an RSA Unit Amendment.

     6.4 Escrow Agreement. Stockholder, individually and in his capacity as the representative of the holders of the RSA Units, shall execute and deliver the Escrow Agreement.

     6.5 Employment Agreements. Each of Munther Qubain, Raymond Chen, Karen Quidley and Wayne Whitlock shall execute and deliver an employment agreement with Acquisition Sub substantially in the form attached hereto as Exhibit E-1
                                                                  -----------
(the "Employment Agreements").

     6.6 Proceedings. All corporate and other proceedings in connection with the transactions contemplated hereby shall have been taken by RSA Communications and Stockholder and shall be satisfactory to Virata in its sole discretion.

     6.7 PCSI Release. Each of PCSI and Cirrus Logic shall execute and deliver to Virata, Acquisition Sub and RSA Communications the PCSI Release.

     6.8   [Intentionally Omitted]

     6.9 Stockholders, Third Party and Governmental Consents. The stockholders of Virata shall approve this Agreement. Any consents, approvals or waivers disclosed on any Schedule attached hereto or required in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, all consents, approvals, authorizations, exemptions and waivers from governmental agencies, shall be obtained by Virata, RSA Communications and Stockholder.

     6.10 Opinion of Counsel. Virata and Acquisition Sub shall receive an opinion of Hunton & Williams, counsel to RSA Communications and Stockholder, dated as of the date of the Closing Date, substantially in the form attached hereto as Exhibit F.
          ---------

     6.11 No Litigation Threatened. No action or proceedings shall have been instituted or, to the knowledge of Virata, RSA Communications or Stockholder, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

     6.12 Certificate; Good Standings; Secretary's Certificate. Virata and Acquisition Sub shall receive (a) copies of the Certificate of Incorporation of RSA Communications, including all amendments thereto, certified by the Secretary of State of Delaware, (b) a certificate from the Secretary of State of Delaware to the effect that RSA Communications is in good standing, has paid all franchise taxes assessed to date and listing all charter documents of RSA

Communications on file, (c) a certificate from the Secretary of State or other appropriate official of North Carolina and each other State in which RSA Communications is qualified to do business to the effect that RSA Communications is in good standing in such State and has paid all applicable taxes assessed to date, (d) a copy of the Bylaws of RSA Communications, certified by the Secretary of RSA Communications as being true and correct and in effect, and (e) copies of the resolutions of the Board of Directors and Stockholder of RSA Communications approving this Agreement, certified by the Secretary of RSA Communications as being true and correct and in effect.

     6.13 Stockholder's and Officers' Certificate. The representations and warranties of RSA Communications and Stockholder contained in this Agreement (including the Schedules and Exhibits) and any agreement, document or other instrument delivered to Virata or Acquisition Sub in connection herewith shall be true and correct in all respects on the Closing Date as if they had been made on the Closing Date. RSA Communications and Stockholder shall perform and comply with each agreement, covenant and obligation required to be performed or complied with by RSA Communications or Stockholder under this Agreement prior to or on the Closing Date. Virata and Acquisition Sub shall receive a certificate executed by the President and Treasurer of RSA Communications and a certificate executed by Stockholder to the effect of the immediately foregoing sentences.

     6.14 Financial Statements. Virata shall not have exercised its right to terminate this agreement under Section 1.10(a).


                                  ARTICLE VII
                       CONDITIONS TO RSA COMMUNICATIONS'
                         AND STOCKHOLDER'S OBLIGATIONS

     The obligations of RSA Communications and Stockholder to consummate the transactions contemplated by this Agreement are conditioned upon satisfaction by Virata, prior to or on the Closing Date, of the following conditions precedent and concurrent:

     7.1 Audited Financial Statements. Virata shall have the Financial Statements audited by the Accountants and shall deliver the Audited Financial Statements to Stockholder.

     7.2 Proceedings. All corporate and other proceedings in connection with the transactions contemplated hereby shall have been taken by Virata and Acquisition Sub and shall be satisfactory to RSA Communications and Stockholder in their sole discretion.

     7.3 Third Party and Governmental Consents. Any consents, approvals or waivers disclosed on any Schedule attached hereto or required in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, all consents, approvals, authorizations, exemptions and waivers from governmental agencies, shall be obtained by Virata, RSA Communications and Stockholder.

     7.4 Opinion of Counsel. RSA Communications and Stockholder shall receive an opinion of Gibson, Dunn & Crutcher LLP, counsel to Virata and Acquisition Sub, dated as of the date of the Closing Date, substantially in the form attached hereto as Exhibit G.
                   ---------

     7.5 No Litigation Threatened. No action or proceedings shall have been instituted or, to the knowledge of Virata, Stockholder or RSA Communications, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

     7.6 Certificate; Good Standings; Secretary's Certificate. RSA Communications and Stockholder shall receive (a) copies of the Certificate of Incorporation of Virata, including all amendments thereto, certified by the appropriate governmental agency of the United Kingdom, (b) a copy of the Bylaws of Virata, certified by the Secretary of Virata as being true and correct and in effect, and (c) copies of the resolutions of the Boards of Directors and stockholders of Virata and Acquisition Sub approving this Agreement, certified by the Secretary of Virata as being true and correct and in effect.

     7.8 Officers' Certificate. The representations and warranties of Virata contained in this Agreement (including the Schedules and Exhibits) and any agreement, document or other instrument delivered to Virata in connection herewith shall be true and correct in all respects on the Closing Date as if they had been made on the Closing Date. Virata shall perform and comply with each agreement, covenant and obligation required to be performed or complied with by Virata under this Agreement prior to or on the Closing Date. RSA Communications and Stockholder shall receive a certificate executed by the Chief Executive Officer and Chief Financial Officer of Virata to the effect of the immediately foregoing sentences.

     7.9 Agreement to Sell Stockholder's Series D Shares. Stockholder shall have entered into agreement(s) ("Series D Agreement(s)") to sell the Series D Shares received by Stockholder pursuant to Section 1.5(a), which Series D Agreement(s) shall contain no substantial conditions other than (1) the Closing of the transactions contemplated by this Agreement and (2) the closing of the transactions contemplated by the Series D Agreement(s) to take place concurrently with the Closing. The Closing of the transactions contemplated by the Series D Agreement(s) shall take place concurrently with the Closing. The purchaser(s) of the Series D Shares pursuant to the Series D Agreement(s) shall be subject to Virata's approval (evidenced by acknowledgment at the Closing), and Virata shall indemnify and hold Stockholder harmless for any cost, expense or liability to such purchaser(s) arising from such sale(s), such as claims arising under federal or state securities laws, other than claims resulting from Stockholder's breach of any representation regarding Stockholder's execution and delivery of the Series D Agreement(s), his title and right to sell the Series D Shares and the absence of encumbrances on such shares created by or through Stockholder, or Stockholder's failure to deliver the Series D Shares as required by the Series D Agreement(s). Any representations to be made by Stockholder in a Series D Agreement that would be within the scope of Virata's indemnification obligation are subject to Virata's consent to inclusion, which consent will not be unreasonably withheld.

     7.10 Virata Option Agreement. Acquisition Sub shall execute and deliver a Virata Nonqualified Stock Option Agreement to each holder of RSA Units.

                                 ARTICLE VIII
                          SURVIVAL OF REPRESENTATIONS

     The respective representations and warranties of RSA Communications and Stockholder, on the one hand, and Virata, on the other hand, contained in
Article II and Article IV, respectively, of this Agreement shall survive the Closing for a period of one year from the Closing Date; provided, however, that
                                                        --------  -------
the representations and warranties of RSA Communications and Stockholder contained in Section 2.16 with respect to Taxes shall survive until 30 days after the expiration of the applicable statute of limitations period. The representations and warranties of Stockholder contained in Article III of this Agreement shall survive the Closing for an indefinite period.

                                  ARTICLE IX
                                INDEMNIFICATION

     9.1   Indemnification.

           (a) Stockholder, individually and in his capacity as the representative of the holders of the RSA Units, jointly and severally subject to the allocation provisions set forth herein, hereby agrees to indemnify and hold Virata, Acquisition Sub and their respective officers, directors, employees, subsidiaries, Affiliates, successors, representatives and agents harmless from:

                (i) Damages, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Damages") incurred or suffered as a result of or arising out of the failure of any representation or warranty made by RSA Communications and Stockholder pursuant to this Agreement to be true and correct;

                (ii) Damages arising out of or related to the breach of any covenant of RSA Communications or Stockholder in this Agreement; and

                (iii) Damages arising out of or related to any Taxes attributable to Pre-Closing Tax Periods in excess of any provision for Taxes set forth in the Financial Statements, or except as otherwise provided in Section 5.8(b) ("Pre-Closing Taxes").

           (b) Virata hereby agrees to indemnify and hold RSA Communications and Stockholder and their officers, directors, employees, subsidiaries, Affiliates, successors, representatives and agents harmless from:

                (i) Damages incurred or suffered as a result of or arising out of the failure of any representation or warranty made by Virata pursuant to this Agreement to be true and correct;

               (ii) Damages arising out of or related to the breach of any covenant of Virata in this Agreement;

               (iii) Damages arising out of or related to any Taxes attributable to Post-Closing Tax Periods ("Post-Closing Taxes"); and

               (iv) Claims for broker's or selling agent's commissions with respect to transactions for the sale of Stockholder's Series D Shares under
Section 7.9.

     9.2  Indemnification Procedure.

          (a) Notice. Any party seeking indemnification (the "Indemnified Party") from another party or parties (individually or collectively, the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to this Agreement (the "Claim") shall promptly notify the Indemnifying Party in writing of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto, an estimate of the amount then reasonably ascertainable of the alleged loss, expense or liability against which the party is indemnified and the basis for the Indemnified Party's right to indemnification.

          (b) Third Party Claims. If any third party shall notify an Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified Party shall promptly notify the Indemnifying Party thereof pursuant to Section 9.2(a); provided, however, that no delay on the part of the
                   --------  -------
Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced by such failure to give notice. If the Indemnifying Party notifies the Indemnified Party within 30 days that it will assume the defense thereof:

               (i) the Indemnifying Party shall defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

               (ii) the Indemnified Party may retain separate counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate counsel to the extent the Indemnified Party concludes based upon advice of counsel that a conflict of interest exists between the Indemnified Party and Indemnifying Party that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interest of the Indemnified Party);

               (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter if such judgment or settlement involves injunctive relief against, or an admission of wrongdoing affecting, or any economic detriment to, the Indemnifying Party without the written consent of the Indemnifying Party (not to be withheld unreasonably); and

               (iv) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably).

If the Indemnifying Party does not notify the Indemnified Party within 30 days that it will assume the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder. The Indemnified Party shall be entitled to reimbursement of reasonable expenses included in Damages with respect to any Claim (including, without limitation, the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party.

          (c) Indemnified Party Claims. Claims asserted directly by the Indemnified Party, rather than indirectly as a result of a claim against the Indemnified Party by a third party, shall be resolved as follows:

               (i) In the event that Indemnifying Party does not contest in writing the Claim asserted in any notice delivered by the Indemnified Party to the Indemnifying Party within 30 days of receipt of such notice, then such Claim shall be deemed accepted and the amount of such Claim shall be paid to the Indemnified Party within 30 days of the date of deemed acceptance; and

               (ii) In the event that the Indemnifying Party contests in writing the Claims asserted in any notice delivered by the Indemnified Party to the Indemnifying Party within 30 days of receipt of such notice, then such Claim shall be deemed contested and the parties, acting in good faith, shall attempt to reach an agreement with respect to such Claim within 30 days of the date of the deemed contest; if the parties cannot reach an agreement with respect to such Claim within such 30-day period, then the Indemnified Party may seek any remedy available its at law or in equity.

     9.3 Limitations on Indemnification. No claim for indemnification may be made after the Closing by the Indemnified Party unless the aggregate amount of all losses resulting from Claims incurred by the Indemnified Party and otherwise indemnified against hereunder exceeds $75,000, in which case the Indemnified Party shall indemnify the Indemnified Party only to the extent such losses exceed $75,000. All claims against the Escrow Account shall be allocable one-half to Stockholder individually and one-half to the holders of the RSA Units (as a group). The provisions for indemnification set forth in this Article IX shall be the sole right and remedy of the parties for any and all Claims that the parties hereto may have against one another hereunder or otherwise arising under this Agreement or any agreement, document or instrument delivered hereunder. The obligation of the Stockholder, individually and in his capacity as representative of the holders of the RSA Units, to indemnify an Indemnified Party hereunder in respect of any Claim shall be satisfied first from the Escrow Account, to the extent that there are sufficient funds in the Escrow Account to satisfy such Claim, and second directly by Stockholder (in which case, Stockholder shall be obligated to pay at least 55% of such Claim in cash, and the remainder may be satisfied by returning the number of Virata Ordinary Shares (valued at the lesser of $0.70 per share or the fair market value of such Virata Ordinary Shares as determined in good faith by Virata's Board of Directors) owned by Stockholder necessary to satisfy the remainder of such Claim). Notwithstanding anything to the contrary contained herein, the liability of Stockholder, individually and in his capacity as representative of the holders of the RSA units, to any Indemnified Party in respect of any and all Claims shall not exceed the sum of the entire amount of Stockholder's consideration deposited into the Escrow Account and the other consideration paid to Stockholder pursuant to Section 1.5(a) above, and the liability of the holders of the RSA Units to any Indemnified Party in respect of any and all Claims shall not exceed the entire amount of the RSA Unit holders' consideration deposited into the Escrow Account. Notwithstanding anything to the contrary contained herein, the liability of Virata to any Indemnified Party in respect of any Claims shall not exceed the value (measured as of the Closing
Date) of the Virata Shares or Virata Acquisition Options received by such Indemnified Party pursuant to Section 1.5 above, and the liability of Virata to all Indemnified Parties in respect of all Claims shall not exceed the value (measured as of the Closing Date) of the Virata Shares and Virata Acquisition Options delivered by Virata pursuant to Section 1.5 above.

                                   ARTICLE X
                                  TERMINATION

     This Agreement may be terminated at any time prior to the Closing only as follows:

     10.1 Mutual Consent. By the mutual consent of the Boards of Directors of Virata, Acquisition Sub and RSA Communications and Stockholder.

     10.2 Failure to Close. By any of the Boards of Directors of Virata, Acquisition Sub, or RSA Communications or Stockholder if the Closing shall not have occurred by the close of business on July 15, 1998; provided, however, that
                                                         --------  -------
no party shall be permitted to terminate this Agreement under this Section 10.2 if the Closing shall not have occurred by such date as a result of such party's breach of any representation, warranty, agreement or covenant contained herein.

     10.3 By Virata and Acquisition Sub. By the Boards of Directors of Virata and Acquisition Sub (a) at any time prior to June 12, 1998, if the results of its due diligence examination of RSA Communications are not satisfactory to Virata in its sole discretion, (b) upon the failure of any representation or warranty made by RSA Communications and Stockholder pursuant to this Agreement,
(c) upon the breach of any covenant of RSA Communications or Stockholder in this Agreement, (d) upon the default by RSA Communications or Stockholder in the performance of any of their respective obligations hereunder or (e) upon the fulfillment of the conditions set forth in Sections 1.10(a).

     10.4 By RSA Communications and Stockholder. By the Board of Directors of RSA Communications and Stockholder (a) at any time prior to June 15, 1998, if the results of their due diligence examination of Virata are not satisfactory to RSA Communications and Stockholder in their sole discretion, (b) upon the failure of any representation or warranty made by Virata pursuant to this Agreement, (c) upon the breach of any covenant of Virata in this Agreement or (d) upon the default by Virata in the performance of any of its obligations hereunder.

No termination of this Agreement under this Article X for any reason or in any manner shall release any party hereto from its obligations pursuant to Section
11.13 hereof or from any liability or damage to the other parties hereto arising out of or otherwise relating to any failure, breach or default by such party of its representations and warranties, covenants or obligations hereunder, which shall be limited to the non-breaching party's out of pocket expenses, including reasonable attorneys' fees.

                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1 Knowledge. "To the knowledge of" a party and similar phrases means to the knowledge of the party, after due inquiry of appropriate authorities and of officers, directors, employees and other representatives of the party and each of its predecessors and each of the subsidiaries and Affiliates of such party and its predecessors.

     11.2 Expenses. Each party shall bear its own expenses (including without limitation its attorneys fees) in connection with the transactions contemplated hereby regardless of whether such transactions are consummated; provided,
                                                                --------
however, that the fees and expenses of the Escrow Agent shall be borne by
-------
Virata, and that Stockholder, not the Surviving Corporation, agrees that Stockholder shall be liable for any expenses of RSA Communications (including without limitation its attorneys fees) in connection with the transactions contemplated hereby; and provided, further, that Virata shall pay the first
                         --------  -------
$50,000 in legal expenses of Stockholder and RSA Communications relating to the transactions contemplated hereby and Stockholder shall pay such legal expenses of Stockholder and RSA Communications exceeding such amount. Notwithstanding the above sentence, in the event that there are sufficient claims by Virata such that any payments are made to Virata from the Escrow Account, then all fees and expenses of the Escrow Agent shall be borne equally by Stockholder and the holders of the RSA Units in accordance with the terms of the Escrow Agreement.

     11.3 Governing Law. The interpretation and construction of this Agreement and all matters relating hereto shall be governed by the laws of the State of Delaware applicable to agreements executed and to be performed solely within such State.

     11.4 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.5 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail; postage prepaid, addressed as follows:

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

          if to Virata or:           Virata Limited
          Acquisition Sub            Mount Pleasant House
                                     2 Mount Pleasant
                                     Huntingdon Road
                                     Cambridge CB3 0BL
                                     Facsimile Number 44-1223-516-810

          with a copy to:            Gibson, Dunn & Crutcher LLP
                                     3100 Telesis Tower
                                     One Montgomery Street
                                     San Francisco, CA 94104-4505
                                     Facsimile Number 415-986-5309
                                     Attention: Douglas D. Smith

          if to RSA Communications:  RSA Communication, Inc.
          or Stockholder             110 Horizon Drive, Suite 200
                                     Raleigh, NC 27615
                                     Facsimile Number 919-846-4737
                                     Attention: Munther Qubain

          with a copy to:            Hunton & Williams
                                     One Hannover Square
                                     Fayetteville Street Mall
                                     Raleigh, NC 27602
                                     Facsimile Number 919-899-3160
                                     Attention: Timothy Goettel

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or on the fourth business day after deposit in the U.S. mail.

     11.7 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     11.8 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument.

     11.9 Entire Agreement. This Agreement, including the other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     11.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Virata, Acquisition Sub, RSA Communications and Stockholder.

     11.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     11.12   Third Party Beneficiaries.  Except as specifically set forth in
Section 9.1, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

     11.13. Confidentiality. Confidential, financial or proprietary information disclosed by any party under this Agreement, as well as the existence and terms of this Agreement, shall be considered confidential information (the "Confidential Information") and shall not be disclosed by any party hereto to any third party. Any party shall immediately notify the affected party of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that a party is requested or becomes legally compelled (by statute, regulation or court order) to disclose any Confidential Information, such party (the "Disclosing Party") shall provide the affected party (the "Non-Disclosing Party") with prompt written notice of that fact so that the other party may seek (with the cooperation and reasonable efforts of the Disclosing Party) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-Disclosing Party. The provisions of this Section 11.13 shall be in addition to, and not in substitution for, the provisions of any separate confidentiality agreement executed by the parties hereto with respect to the transaction contemplated hereby. Notwithstanding the provisions of this
Section 11.13 above, the parties may disclose their investment in Virata or the Surviving Corporation, as the case may be, solely to their investors, lenders, accountants, legal counsel or similar persons, in each case only where such persons or entities have executed appropriate nondisclosure agreements. None of the parties hereto shall issue or authorize the issuance of any press release or make any other public announcement as to this Agreement or the transactions contemplated hereby without obtaining the prior approval of the other parties hereto and affording such parties the prior opportunity to review such release or announcement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the day and year first above written.


                         VIRATA LIMITED

                         By:  /s/
                            --------------------------------------
                         Name:  Charles Cotton
                              ------------------------------------
                         Title: President and CEO
                               -----------------------------------

                         By:  /s/
                            --------------------------------------
                         Name:  Andrew M. Vought
                              ------------------------------------
                         Title: Chief Financial Officer
                               -----------------------------------

                         VIRATA ACQUISITION SUB, INC.

                         By:  /s/
                            --------------------------------------
                         Name:  Charles Cotton
                              ------------------------------------
                         Title: President and CEO
                               -----------------------------------

                         By:  /s/
                            --------------------------------------
                         Name:  Andrew M. Vought
                              ------------------------------------
                         Title: Chief Financial Officer
                               -----------------------------------

                         RSA COMMUNICATIONS, INC.

                         By:  /s/
                            --------------------------------------
                         Name:  Munther Qubain
                         Title:  President

                         By:  /s/
                            --------------------------------------
                         Name:  Carol Palmer
                         Title:  Treasurer and Secretary

                         MUNTHER QUBAIN

                         /s/
                         -----------------------------------------

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